Macro Securities Depositor announces Quarterly Distribution for MacroShares Oil Up and Down Tradeable Trusts
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December 28, 2007

Macro Securities Depositor, LLC is pleased to announce the quarterly distribution for the MacroShares Oil Up Tradeable Trust and MacroShares Oil Down Tradeable Trust payable on January 4, 2008:

MacroShares Oil Up Tradeable Trust	$0.152483

MacroShares Oil Down Tradeable Trust	$0.051441

Ex Date: 12/27/07
Record Date: 12/31/07
Payable Date: 01/04/2008

In 2007, MacroShares have recorded cumulative income distributions to investors of:

MacroShares Oil Up Tradeable Trust	$1.63 per share

MacroShares Oil Down Tradeable Trust	$1.30 per share

This income distribution is just one of the features that make MacroShares Oil securities unique products. The quarterly distribution is income earned on U.S. Treasury Bills and Overnight Repurchase Agreements. Income derived from the treasury bills component of the distribution is generally exempt from state and local income tax and the balance is not exempt from these taxes. For investors who hold MacroShares as capital assets, gains on sales of shares are treated as capital gains with long-term capital gains treatment potentially available. However, you should always contact your tax advisor for specific tax advice.

MacroShares Oil seeks to track the long-term price performance of NYMEX light, sweet crude oil futures contracts and provide current income, which is earned on U.S. Treasuries and Overnight Repurchase Agreements.

Contacts:
For general inquires, please contact 888-Macros-1
For press inquiries, please contact Diane Masucci at 97-889-1973 x 103
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Macro Securities Depositor, LLC is a Delaware limited liability company and is acting as the depositor for these trusts. A registration statement (including prospectus) has been filed with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Macro Securities Depositor, LLC, any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free (888) Macros-1 extension 200. You may also request a copy of the prospectus by accessing the MacroShares website at www.MacroShares.com.

MacroMarkets LLC is the Administrative Agent and its subsidiary, Macro Financial, LLC, is the marketing agent for the MacroShares Holding and Tradeable Trusts. Macro Financial is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority.

Important Risks

This Information does not represent an offer to sell securities of the MacroShares Holding and Tradeable Trusts and it is not soliciting an offer to buy securities of these Trusts. There can be no assurance that the Trusts will achieve their investment objectives. An investment in a MacroShare Holding or Tradeable Trust involves significant risks, including the risk of loss of substantially all of your investment. There is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution to shareholders. You should review the risk factors in the prospectus prior to investing in a Holding or Tradeable Trust.

The Holding Trusts continuously offer shares through Authorized Participants. MacroShares Holding Shares may be converted to MacroShares Tradeable Shares, which can be bought and sold on the American Stock Exchange. There is no guarantee that a market for any MacroShares Holding or Tradeable Shares will continue.

Fluctuations in the underlying value of a Tradeable Trust or its related Holding Trusts and other factors may affect the market price of your MacroShares investment. An investment in a Tradeable Trust or its related Holding Trust will no resemble a direct investment in the asset being tracked. The price of the asset being tracked by a Tradeable Trust or its related Holding Trust may be volatile. It may be difficult to predict whether in the long-term the price of the asset being tracked will reflect a generally upward or downward trend. There are risks associated with investing in a product linked to a benchmark. A substitute price may be used as the reference price of the benchmark asset.

MacroMarkets LLC and their respective affiliates do not provide tax advice. Investors are urged to consult their tax advisor to fully understand the tax implications associated with and investment in any Tradeable Trust (or its related Holding Trust). Investors are hereby notified that: (A) any discussion of federal tax issues in this press release is not intended or written to be relied upon, and cannot be relied upon by investors for the purpose of avoiding penalties that may be imposed on investors under the Internal Revenue Code; (B) such discussion is being used in connection with the promotion or marketing by Macro Securities Depositor, LLC and the Holding and Tradeable Trusts of the transactions or matters addressed herein; and (C) investors should seek advice based on their particular circumstances from an independent tax advisor.

Additional Information about MacroShares Oil can be found at www.MacroShares.com